EX-99.j.2.i

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being the trustees of the MGI FUNDS (the “Trust”), a Delaware statutory trust, and the Trust, which has filed with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the provisions of the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, a Registration Statement of the Trust and amendments thereto for the registration under said Acts, of the Trust, hereby constitutes and appoints David M. Goldenberg, Scott Zoltowski, Bruce G. Leto, and Mark A. Sheehan, and each of them, with power to act without the others, as his or her attorney, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to approve and sign such Registration Statement and any and all amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, hereby granting unto said attorneys, and each of them, full power and authority to do and perform all and every act and thing requisite to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that which said attorneys, or any one of them, may lawfully do or cause to be done by virtue hereof. This instrument may be executed in one or more counterparts.

     IN WITNESS WHEREOF, the undersigned have herewith set his or her name as of this 9th day of July 2009.

/s/ Phillip de Cristo
Phillip de Cristo

/s/ Harrison M. Bains, Jr.
Harrison M. Bains, Jr.

/s/ Adela M. Cepeda
Adela M. Cepeda

/s/ Gail A. Schneider
Gail A. Schneider